Exhibit (11)(b)

CONSENT OF COUNSEL

We consent to the reference to our Firm in the Post-effective Amendment No. 1 to the Registration Statement on Form N-14 of Daily Income Fund as filed with the Securities and Exchange Commission on or about May 22, 2013.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

May 22, 2013